EXHIBIT 10.19

FARM-IN AGREEMENT

Dated March 7, 2024

between

LAFAYETTE ENERGY CORP

as Buyer

and

HEAVY SWEET OIL LLC

as Seller

FARM-IN AGREEMENT

THIS FARM-IN AGREEMENT (this “Agreement”), dated March 7, 2024 (the “Execution Date”), is by and among Heavy Sweet Oil LLC, a Utah limited liability company (“HSO” or “Seller”), and Lafayette Energy Corp, a Delaware corporation (“LEC” or “Buyer”). Each Seller and LEC may be referred to herein as a “Party” and, collectively, as the “Parties.”

R E C I T A L S

WHEREAS, Sellers own interests in oil and gas leases covering approximately 2,880 gross acres and approximately 2,880 net acres, which leases are more particularly described in Appendix 2 attached hereto and incorporated by reference herein (the “Subject Leases,” and the acreage and lands covered by the Subject Leases (the “Subject Acreage”) being the western half of Section 23 and Section 22, all in T4S, R20, 6th PM, Uintah County, Utah INSOFAR AND ONLY INSOFAR as the Appendix 2 Leases cover the Appendix 2 Acreage to all depths below 500 feet from the surface of the earth (the “Deep Horizons”);

WHEREAS, the Parties are party to that certain Leasehold Acquisition and Development Option Agreement, dated November 13, 2023, pursuant to which LEC was granted an option by Seller to acquire certain interests in the Subject Acreage (the “Option Agreement”), pursuant to which LEC previously issued 2,688,000 shares of restricted Common Stock of LEC as consideration (the “Restricted Shares”), which Restricted Shares shall become fully vested pursuant to this Agreement, and the Option Agreement shall be superseded in full by ths Agreement and have no further force or effect; and

WHEREAS, the Parties hereto desire to enter into this Agreement to evidence the terms and conditions upon which: (i) LEC will farm-into and purchase from Seller, and Seller will allow LEC to farm-in and will sell to LEC, (x) an undivided Ninety-Seven and 3/4th Percent (97.75% of 8/8ths) interest in and to approximately 960 gross acres and approximately 960 net acres under the Subject Leases, insofar and only insofar as the Subject Leases cover and affect the Deep Horizons Sellers will sell to LEC (the “97.75% Interest”), and (y) an undivided One Hundred Percent (100.00% of 8/8ths) interest in and to approximately 1,920 gross acres and approximately 1,920 net acres under the Subject Leases (the “100% Interest”), in each case insofar and only insofar as the Subject Leases cover and affect the Deep Horizons (collectively, the “Designated Interests”), and subject to the Trio Option (as defined herein); and (ii) LEC may explore and develop the Subject Acreage and the Subject Leases. All capitalized terms used but not otherwise defined in the body of this Agreement shall have the meanings assigned to such terms in Appendix 1.

A G R E E M E N T

Subject to the terms and provisions of this Agreement and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and LEC agree as follows:

ARTICLE 1– Farm-In; Farm-In Price and Closing

1.1 Farm-In. Subject to the terms and conditions herein set forth, LEC shall farm-into and purchase from Seller, and Seller agrees to allow LEC to farm-in and will sell, assign and deliver to LEC, and LEC agrees to farm-into, purchase and acquire from Sellers at Closing (defined in Section 1.3 below), but effective as of 7:00 a.m., Mountain Time, on the Effective Date:

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(a). the Designated Interests along with a copy of all records and data of Sellers or any Affiliate of any Seller concerning the Subject Leases or the Subject Acreage, including all technical data and interpretations made up until the time of Closing (the “Records”).

1.2 Farm-In Price. The farm-in price (the “Farm-In Price”) for the Designated Interests shall be the issuance of up to 3,400,000 shares of restricted Common Stock of LEC (assuming the full 2,880 Approved Net Leasehold Acres are conveyed at Closing), which number shall be adjusted at Closing as set forth in Section 2.2 below (the “Closing Shares”).

1.3 Execution Date and Closing. The Execution Date shall be the date as defined above. Subject to Buyer’s completion of its due diligence review of the Subject Leases and Subject Acreage, Closing shall be held in Lehi, Utah on a date that is no later than one hundred and fifty (150) days from the execution date of this Agreement, the date of which Closing shall be in Buyer’s sole discretion. The Parties shall attend a closing in the offices of LEC (the “Closing”) at which the Parties shall perform the following obligations:

(a). Upon the Execution Date and at Closing and thereafter, as applicable, LEC shall perform all of the following:

1. Option Agreement Termination and Vesting of Restricted Shares Upon Execution Date: Upon the Execution Date, the Option Agreement shall be superseded in full by this Agreement, and the Option Agreement shall have no further force and effect, and, further, the Restricted Shares shall become fully vested and no longer subject to forfeiture or cancellation by Buyer; and

2. Issuance of Closing Shares: At Closing, Buyer shall issue to Seller the Closing Shares (assuming the full 2,880 Approved Net Leasehold Acres are conveyed at Closing). At the Closing, Sellers shall execute and deliver to Buyer the Restricted Stock Agreement in the form of Appendix 7 hereto.

(b). At Closing, Seller shall perform the following:

1. Seller shall execute, acknowledge and deliver to Buyer an Assignment of Oil, Gas And Mineral Leases in a form to be mutually agreed by the Parties and to be attached hereto as Appendix 3, which assignment shall convey the Designated Interests to Buyer (the “Assignment”);

2. Seller shall execute and deliver to Buyer a Certificate of Non-Foreign Status in the form attached hereto as Appendix 4.

(c). At Closing, Seller shall deliver a copy of the Records to Buyer.

(d). On or before Closing, pursuant to Section 5.2, the Parties shall enter into an Operating Agreement as mutually agreed by the Parties, which shall be attached as Appendix 5 hereto (the “Operating Agreement”).

The equity issuances LEC is required to make under Section 1.2 shall be made in book entry only, with no physical stock certificates issued.

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ARTICLE 2 – Review Period; Cure Period

2.1 Review Period; Costs of Title Information and Environmental Due Diligence. For a period ending at 5:00 p.m. local time in Lehi, Utah, thirty (30) days prior to the date of the Closing (the “Review Period”), LEC and its representatives will have the right to review all land, legal, well and regulatory files and information in any Seller’s possession that pertain to the Subject Acreage and the Subject Leases. Seller shall provide LEC with true and correct copies of all land, legal, title, well and regulatory information in Seller’s possession covering the Subject Acreage and the Subject Leases, including copies of all of the Subject Leases and copies of all title documentation, assignments, title opinions, abstracts of title, run-sheets and other title information and environmental reports or assessments in Seller’s possession with respect to the Subject Acreage and the Subject Leases. The costs of title run sheets, title opinions and environmental assessments prepared for LEC will be the sole responsibility of LEC. LEC will provide copies of all title run sheets, title opinions, title curative information and environmental reports or assessments that LEC acquires to Seller during the Review Period. Except as expressly provided in this Agreement, no Party makes any representation as to the accuracy or reliability of any title information or data furnished to any other Party hereunder. During the Review Period, Seller shall permit LEC and its representatives at reasonable times and at LEC’s sole risk, cost and expense, to conduct reasonable inspections of the Subject Leases and the Subject Acreage.

2.2 LEC’s Determination of Approved Net Leasehold Acres. On or before the expiration of the Review Period, LEC shall determine, the number of Net Leasehold Acres covered by each of the Appendix 2 Leases that are acceptable to LEC in the good faith exercise of reasonable discretion (the “Approved Net Leasehold Acres”). In its determination of the Approved Net Leasehold Acres covered by Subject Lease, LEC will use the formula set forth in the definition of Net Leasehold Acres in Appendix 1; provided, however, that LEC may exclude:

(a). any of the Subject Leases that a prudent person engaged in the business of the ownership, development and operation of oil and gas properties with knowledge of all the facts and their legal bearing would be unwilling to accept;

(b). any of the Subject Leases with respect to which LEC determines that there are material environmental liabilities that are unacceptable to LEC in the good faith exercise of reasonable discretion; and

(c). interests in oil, gas and other minerals covered by the Subject Leases and leasehold working interests in the Subject Leases that LEC determines, in the good faith exercise of reasonable discretion to be subject to any Title Defect (defined in Appendix 1).

The Approved Net Leasehold Acres attributable to the Subject Leases excluded for the reasons set forth in Section 2.2(a) and Section 2.2(b) above (the “Excluded Leases”) will be zero unless the reasons for exclusion are removed during the Cure Period to the satisfaction of LEC in the good faith exercise of reasonable discretion. All Excluded Leases shall be excluded from the Assignment from Seller to LEC. LEC will acquire no rights in such Excluded Leases and following Closing, Seller will have no further obligations to LEC with respect to such Excluded Leases under this Agreement. To the extent Subject Leases become Excluded Leases, the number of Closing Shares issuable to Seller by LEC at Closing shall be proportionately reduced based on the proportion of Approved Net Leasehold Acres bears to the Net Leasehold Acres as represented by Seller as owned by Seller as of the Execution Date, with the number of Closing Shares calculated as follows: (Approved Net Leasehold Acres/Net Leasehold Acres) x 3,400,000.

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2.3 Notice of Title Defects and Cure Period. On or before the expiration of the Review Period, LEC shall give Seller written notice identifying in reasonable detail all Title Defects that will be taken into account in determining the Approved Net Leasehold Acres and identifying any Excluded Leases and the reasons for such exclusion (the “Defect Notice”). All matters which would otherwise qualify as Title Defects, or would cause LEC to reduce the amount of Approved Net Leasehold Acres and which are not reflected in a timely submitted Defect Notice will be deemed waived by LEC as of the expiration of the Post-Closing Cure Period; provided, however, that the foregoing shall not abrogate or limit Seller’s indemnity and hold harmless obligations under Section 5.8 or Seller’s special warranty of title set forth in the Assignment. On or before 5:00 p.m. local time in Lehi, Utah, three (3) days prior to the date of the Closing (the “Cure Period”), at Seller’s sole cost and expense, Seller will have the right to cure any Title Defects referred to in the Defect Notice and to attempt to remediate or remove any facts or circumstances that caused one or more of the Subject Leases to be Excluded Leases. Prior to the expiration of the Cure Period, Seller will give LEC notice of all Title Defects that Seller believes it has cured and any change in circumstances or additional facts that should be considered by LEC in evaluating whether a lease should be an Excluded Lease. Seller will furnish LEC with said notice, all title curative materials reflecting that the Title Defects referred to in Seller’s notice do not exist or have been cured and information as to the change in circumstances or additional facts that should be considered by LEC in evaluating whether a lease should be an Excluded Lease. In the event LEC and Seller cannot agree as to whether any Lease identified in the Defect Notice for which Seller believes it has cured any Title Defect should be treated as an Excluded Lease, the Parties will submit the matter to binding arbitration pursuant to Section 10.11. The Buyer has the right to waive any Title Defects that are uncured by Closing, and accept any Subject Leases for acquisition at Closing, in its sole discrection.

ARTICLE 3 – Determination of Farm-In Price and Closing

3.1 Determination of the Farm-In Price for the Designated Interests. At the expiration of the Cure Period, LEC shall evaluate the title curative material, if any, submitted by Seller during the Cure Period and determine the number of Approved Net Leasehold Acres included in each of the Subject Leases. LEC shall promptly give Seller a written notice stating: (i) the number of Approved Net Leasehold Acres covered by each of the Subject Leases; and (ii) the number of Closing Shares to be issued, calculated in the manner described in Article 2 based on the number of Approved Net Leasehold Acres. Said notice shall identify any of the Subject Leases that are Excluded Leases.

3.2 Post-Closing Title Curative. From and after the date of Closing through the date that is six (6) months following the Closing (the “Post-Closing Cure Period”), Seller will have the continuing right, but not the obligation, to cure any Title Defects or otherwise satisfy LEC with respect to any matters reflected in the Defect Notice that were not cured or resolved as of the Closing. In the event Seller cures or resolves any matter reflected in the Defect Notice to LEC’s reasonable satisfaction during the Post-Closing Cure Period, a second closing will occur with respect to the additional Approved Net Leasehold Acres resulting from Seller’s efforts (the “Second Closing”). The Second Closing will be conducted in the same manner as the Closing, and the Parties will have the same rights, duties and obligations with respect to the additional Approved Net Leasehold Acres.

3.3 Pre-Closing Covenants. From the Execution Date to the date of the Closing, except as provided herein, or as otherwise consented to in writing by LEC, Seller shall: (a) not sell, assign, transfer, dispose of or relinquish any of the Subject Leases (other than relinquishments resulting from the expiration of any of the Subject Leases which Seller does not have a right or option to renew); (b) exercise all rights or options it has to renew or extend any of the Subject Leases that are due to expire in 2024; (c) not incur any expenditures or liabilities with respect to the Subject Leases in excess of Ten Thousand Dollars ($10,000), individually, or in excess of Twenty-Five Thousand Dollars ($25,000) in the aggregate, or enter into any agreements committing to same, unless in case of an emergency; (d) not enter into any material new contract burdening any of the Subject Leases or any part thereof; and (e) promptly notify LEC upon receipt of written notice of any claim, demand or notice by any third party, governmental agency or court relating to the Subject Leases or the Subject Acreage, or any part thereof.

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ARTICLE 4 – Trio Option Assignment

4.1 Assignment of Trio Option. The Parties agree and acknowledge that the Subject Leases and Subject Acreage are subject to that certain Leasehold Acquisition and Development Agreement, dated November 10, 2023, as amended December 28, 2023, by and between Seller and Trio Petroleum Corp (“Trio”) (the “Trio Option”). The Parties agree and acknowledge that, as a condition to Closing, Seller shall obtain Trio’s agreement to assign the Trio Option to Buyer at Closing, with Buyer assuming operatorship with respect to the Subject Leases and Subject Acreage, and with Buyer assuming all rights, duties and responsibilities of Seller under the Trio Option, and with the Subject Leases and Subject Acreage remaining subject to the Trio Option in accordance with its terms. Notwithstanding the foregoing, in the event Trio’s agreement to assign the Trio Option to Buyer is not obtained on or prior to Closing, Buyer, in its sole discretion, may waive this Closing condition and close without receiving the assignment of the Trio Option, in which event (i) Seller shall retain the 17.75% working interest that is subject to the Trio Option, (ii) the Farm-In Price shall be proportionately reduced as provided in Section 2.2, and (iii) in the event the Trio Option expires without Trio exercising its full option to acquire all Subject Leases and Subject Acreage as contemplated under the Trio Option, Buyer shall have the sole and exclusive right to farm-in and acquire such Subject Leases and Subject Acreage that is not acquired by Trio on same on the same terms and conditions, and at the same proportionate farm-in price, as set forth under this Agreement.

ARTICLE 5– Operational, Development and Other Provisions

5.1 Operator. Operations, if any, on the Subject Acreage and lands pooled therewith and the extent and duration thereof shall be solely within the discretion and at the will of LEC or LEC’s designee. At Closing, Valkor Oil & Gas LLC, LEC or LEC’s designee, shall serve as the operator unless otherwise designated by Buyer.

5.2 Operations and Cost Sharing. On or prior to Closing, the Parties shall enter into the Operating Agreement as mutually agreed by the Parties, which shall be attached as Appendix 5 hereto, and shall govern all operations on the lands and leases to be identified in Exhibit “A” to the Operating Agreement (the “Contract Area”). LEC may waive entry into the Operating Agreement as a condition to Closing in its sole discretion. LEC or LEC’s designee, as authorized pursuant to the terms of the Operating Agreement, shall be named as the operator in the Operating Agreement. The Operating Agreement shall be deemed a separate agreement: (i) covering each drilling and spacing unit, and (ii) covering all other portions of the Contract Area and the Subject Acreage not included in a drilling and spacing unit until such time as such portions of the Contract Area and the Subject Acreage are included in a drilling and spacing unit. The Operating Agreement shall be binding on the Parties when this Agreement is fully executed notwithstanding that parties have not signed the Operating Agreement. In the event of a conflict between this Agreement and the Operating Agreement, this Agreement shall control.

5.3 Roads and Easements. All roads constructed and easements obtained by Seller in connection with the Contract Area or the Subject Acreage may be used by LEC in its operations on the Contract Area and the Subject Acreage in accordance with the applicable agreements and applicable law.

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5.4 Ingress and Egress. To the extent that it may lawfully do so, Seller hereby grants to LEC the right of ingress and egress over, across and under any portion of the Subject Acreage and the Contract Area and over, across and under any other lands and/or leases owned by Seller in the vicinity of the Subject Acreage and the Contract Area in order for LEC to have the right of ingress and egress to and from the Subject Acreage and the Contract Area and to lay and maintain pipelines and other facilities to treat, store, transport oil, gas and other minerals that may be produced from or attributable to the Subject Acreage and the Contract Area.

5.5 Non-Interference. Seller hereby agrees and covenants that, with respect to rights in the Subject Acreage, Seller will not grant any rights, title or interest to any third party that unreasonably interfere with LEC’s ability to fully and effectively drill, develop and commercialize the rights and interests in the Subject Acreage acquired by LEC.

5.6 Development Activities. Between the Execution Date and the Closing, in the event LEC desires to conduct any development operations on the Subject Acreage and the Contract Area, including, but not limited to, building roads, laying pipelines, building drilling pads, drilling wells, and otherwise improving the Subject Acreage and the Contract Area, LEC may do so at is sole cost and expense, and LEC shall have the full rights and ability to do so in its sole discretion. Any hydrocarbon resources produced from any such wells shall be owned by LEC.

5.7 Reserve Report. Upon request of LEC, Seller shall instruct its independent reserves engineer, Netherland, Sewell & Associates, Inc. (“NSAI”), to reissue that certain Summary Projection of Resources and Cash Flow as of October 31, 2023 under the name of LEC.

5.8 Indemnification. Seller shall indemnify, defend and hold harmless LEC from and against any and all claims, demands, causes of action, suits, judgments, orders, damages, awards, fines, penalties, charges, appeals, settlements, losses, liabilities, costs and expenses (including court costs, expert witness fees and reasonable attorneys’ fees) (collectively, “Claims”) arising in connection with or related to the Subject Leases or the Subject Acreage attributable to the period of time prior to the date of the Closing, or any Claims that are attributable to a breach by Seller of any of Seller’s representations, warranties or covenants hereunder. All of Seller’s indemnities set forth in this Agreement, including those set forth in this Section 5.8, shall survive the Closing for the applicable statute of limitations period.

5.9 LEC Name Change. In LEC’s sole discretion, LEC may change its legal name to “Heavy Sweet Oil Corp” (or similar name), which name change Seller shall approve and consent to if and as requested by LEC.

ARTICLE 6 – Representations

6.1 Representations of LEC. LEC represents to Seller as of the date hereof and as of the date of Closing, unless a representation below is expressly made only as of the date of Closing:

(a). LEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to carry on its business in all jurisdictions in which it is conducting business.

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(b). LEC has all requisite power and authority to carry on business as presently conducted, to enter this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated hereby will not violate, nor be in conflict with, any provision of LEC’s Certificate of Incorporation or other governing documents, or any agreement or instrument to which LEC is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to LEC.

(c). The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of LEC.

(d). LEC has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to the matters provided for in this Agreement for which Seller shall have any responsibility whatsoever; and any such obligation or liability that might exist shall be the sole obligation of LEC.

(e). LEC is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

(f). As of the date of the Closing, LEC, or an operating subsidiary thereof, shall be authorized to do business in and to own and operate oil and gas leases in the State of Utah and in good standing in the State of Utah.

(g). From the date hereof until the date of the Closing, LEC has made available to Seller LEC’s officers for any inquiries pertaining to matters reasonably relevant to the transactions contemplated hereunder.

(h). As of the date of the Closing, LEC shall be an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

6.2 Representations of Seller. Seller represents and warrants to LEC as of the date hereof and as of the date of Closing, unless a representation below is expressly made only as of the date of Closing:

(a). Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Utah, and is duly qualified to carry on its business in all jurisdictions in which it is conducting business.

(b). Seller has all requisite power and authority to carry on business as presently conducted, to enter this Agreement, and to perform its obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Seller’s formation or governing documents, or any agreement or instrument to which Seller is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

(c). The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller.

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(d). Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

(e). Seller has incurred no obligation or liability, contingent or otherwise, for brokers’ or finders’ fees with respect to the matters provided for in this Agreement for which LEC shall have any responsibility whatsoever; and any such obligation or liability that might exist shall be the sole obligation of Seller.

(f). To the best of its knowledge, Seller is in compliance with the terms of the Subject Leases. Seller is in compliance with all permits relating to the Subject Leases. All of said permits are valid and are in full force and effect. The Subject Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect.

(g). To the best of its knowledge, Seller has Good and Defensible Title to its interests in the Subject Leases.

(h). No agreement applicable to the Subject Leases (other than this Agreement) contains express provisions that require the drilling of wells or other material development operations in order to earn or to continue all or any portion of the Subject Leases in force and effect.

(i). Seller has not entered into any agreement under which LEC will be obligated, by virtue of a prepayment arrangement, a gas balancing agreement, a production payment or any other agreement or dedication to deliver hydrocarbons from the Subject Leases at some future time without then or thereafter receiving full payment therefore, or to make payment at some future time for hydrocarbons already produced and sold.

(j). All rentals and other payments due under the Subject Leases have been properly and timely paid and all conditions necessary to keep the Subject Leases in force and effect have been fully performed.

(k). Seller has not received any notice that any part of the Subject Acreage must be remediated under the provisions of any environmental law and, to the best of Seller’s knowledge, Seller has complied with all applicable laws governing its ownership and operation of the Subject Leases.

(l). Seller has paid in full all taxes and assessments that have accrued and are due against any part of the leasehold interests covered by this Agreement or against Seller in respect to any of said leasehold interests by any local, state, federal or other taxing authority.

(m). There are no contracts or agreements that cover, affect or burden the Subject Leases, this Agreement, and any other contracts and agreements that are listed in Appendix 6.

(n). None of the statements, representations or warranties made by Seller in this Agreement contains any untrue statements of any fact or fails to disclose any fact necessary to be disclosed in order to make the statements, representations or warranties contained herein not misleading. Seller has no knowledge of any matter that adversely affects (or may adversely affect) the Subject Leases that has not been disclosed to LEC in writing.

(o). Seller is authorized to do business in the State of Utah and is in good standing in the State of Utah.

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(p). There are no consents to assignment or preferential rights to purchase with respect to any of the Subject Leases, except as set forth in Appendix 8.

(q). None of the Subject Leases are subject to any tax partnership agreement pursuant to Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

(r). Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Additional investor qualification representations shall be included in the Restricted Stock Agreement attached as Appendix 7.

ARTICLE 7 – Conditions Precedent

7.1 Conditions Precedent to the Obligations of Seller. The obligations of Seller to be performed at Closing are subject to the satisfaction by LEC or waiver by Seller before or at Closing, of each of the following conditions:

(a). Representations and Warranties. The representations and warranties by LEC set forth in this Agreement shall be true and correct in all material respects at and as of the date of Closing as though made at and as of Closing; and LEC shall have performed and complied with, in all material respects, all covenants and agreements required to be performed and satisfied by LEC at or prior to Closing.

(b). No Litigation. There shall be no suits, actions or other proceedings pending or threatened to enjoin the consummation of any of the transactions contemplated by this Agreement or seeking substantial damages against Seller in connection therewith.

(c). Approvals. All approvals required to be obtained for the assignment of the Subject Leases to be conveyed by Seller to LEC at Closing shall have been obtained or waived or shall have expired without being exercised.

7.2 Conditions Precedent to the Obligations of LEC. The obligations of LEC to be performed at Closing are subject to the satisfaction by Seller or waiver by LEC before or at Closing, of each of the following conditions:

(a). Representations and Warranties. Except with respect to Seller’s representation in Section 6.2(g), which is governed by Article 2, the representations and warranties by Seller set forth in this Agreement shall be true and correct in all material respects at and as of the date of Closing as though made at and as of Closing; and Seller shall have performed and complied with, in all material respects, all covenants and agreements required to be performed and satisfied by Seller at or prior to Closing.

(b). No Litigation. There shall be no suits, actions or other proceedings pending or threatened to enjoin the consummation of any of the transactions contemplated by this Agreement or seeking substantial damages against LEC in connection therewith.

(c). Approvals. All approvals required to be obtained for the assignment of the Subject Leases to be conveyed by Seller to LEC at Closing shall have been obtained or waived or shall have expired without being exercised.

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(d) Casualty and Condemnation. A substantial part of the Subject Leases or the Subject Acreage: (i) shall not have been destroyed by a casualty loss; and (ii) shall not have been taken in condemnation and no proceedings for the purpose of condemnation shall be pending.

ARTICLE 8 – Option Agreement

8.1 Option Agreement Termination and Vesting of Restricted Shares upon Execution Date. In consideration for Seller agreeing to (i) increase the total working interest and Subject Acreage available for farm-in and acquisition by Buyer, (ii) extend the timeline for Buyer’s consummation of the transactions contemplated under this Agreement, and (iii) supersede the Option Agreement and replace it with this Agreement, upon the Execution Date, the Option Agreement shall be superseded in full by this Agreement, the Option Agreement shall have no further force and effect, and the Restricted Shares shall become fully vested and no longer subject to forfeiture or cancellation by Buyer. The Restricted Shares shall remain in book entry only, with no physical stock certificates issued.

ARTICLE 9 – Termination

9.1 Termination. This Agreement may be terminated at any time before Closing as follows:

(a). By mutual written agreement of the Parties;

(b). By LEC, upon written notice to Seller at any time prior to Closing if (i) Seller has breached any representation, warranty, or covenant contained in this Agreement, LEC has notified Seller of the breach, and the breach has continued without cure for a period of three (3) business days after the notice of the breach, (ii) LEC has given Seller notice pursuant to Section 3.1 that the Farm-In Price is reduced by more than Ten Percent (10%) due to adjustments for Title Defects, or (iii) Closing shall not have occurred on or before 10:00 a.m. local time in Lehi, Utah, one hundred and fifty (150) days after the execution date of this Agreement, by reason of the failure of any condition precedent under Section 7.2;

(c). By Seller upon written notice to LEC from Seller at any time prior to Closing if Closing shall not have occurred on or before 10:00 a.m. local time in Lehi, Utah, one hundred and fifty (150) days from the execution date of this Agreement.

9.2 Effect of Termination. If this Agreement is terminated by LEC because Seller: (i) breached any representation, warranty, or covenant made by Seller in this Agreement, and failed to cure such breach within three (3) business days after LEC gave notice of the breach; or (ii) failed to perform its obligations at Closing under circumstances in which all conditions precedent to Seller’s obligations set forth in Article 7 have been satisfied, then LEC shall be entitled to all rights or remedies that LEC has or may have under law or in equity for Seller’s breach or failure to perform under this Agreement. Likewise, if this Agreement is terminated by Seller because LEC: (i) breached any representation, warranty, or covenant made by LEC in this Agreement, and failed to cure such breach within three (3) business days after Seller gave notice of the breach; or (ii) failed to perform its obligations at Closing under circumstances in which all conditions precedent to LEC’s obligations set forth in Article 7 have been satisfied, then Seller shall be entitled to all rights or remedies that Seller have or may have under law or in equity for LEC’s breach or failure to perform under this Agreement. In the event of termination of this Agreement for any reason, and LEC has conducted any development activities on the Subject Acreage or Contract Area as permitted under Section 5.6, then Seller shall promptly reimburse LEC for all cost and expenses of the same against deliver of evidence thereof by LEC to Seller.

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ARTICLE 10 – Miscellaneous

10.1 Further Assurances. Each Seller and LEC shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out such Party’s obligations under this Agreement and under any exhibit, appendix, document, certificate or other instrument delivered pursuant hereto.

10.2 Notices. All notices and other communications that are required or that may be given under the provisions of this Agreement shall be in writing addressed as set forth below, and the same shall be deemed to have been given on the same day if delivered upon the earliest of: (a) actual receipt by the Party to be notified; (b) three (3) days after deposit with the United States Postal Service, certified mail, postage prepaid, return receipt requested; (c) two (2) days after deposit with Federal Express or other reputable overnight service) for overnight delivery; (d) upon acknowledgment of receipt of telefax, email or other electronic transmission. All such notices shall be addressed as follows:

If to Seller:	Heavy Sweet Oil LLC
2511 South Redwood Rd Woods Cross, UT 84087 Attn.: Steven Byle
Tel. No.: XXXXXXXXXXXX FAX No.: n/a Email: XXXXXXXXXXXX

If to LEC:	Lafayette Energy Corp
3450 N. Triumph Blvd., Suite 102 Lehi, Utah 84043 Attn.: Michael L. Peterson, President and Chief Executive Officer With a copy to: General Counsel Tel. No. FAX No. Email:

From time to time Seller or LEC may designate another address or facsimile number or email address or telephone number for all purposes of this Agreement by notifying the other Parties of such change in accordance with the provisions hereof.

10.3 Incorporation of Appendices. The appendices attached hereto are incorporated in this Agreement and are made a part of this Agreement.

10.4 Entire Agreement. This Agreement (including the appendices attached hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

10.5 Amendment; Waiver. This Agreement may not be altered or amended except by a written document signed by LEC and the Seller, unless such alteration or amendment would have a material adverse effect on those Sellers not signing such alteration or amendment, in which case the signatures of such Sellers shall also be required on such written document. No rights hereunder may be waived, except by a written document signed by the Party or Parties to be charged with such waiver.

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10.6 Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to Closing without the prior written approval of LEC and HSO; provided, however, that any Party may make any public disclosure that such disclosing Party believes in good faith is required by applicable law, the rules of any recognized stock exchange on which the securities of such Party are traded or any listing or trading agreement concerning any Party’s publicly-traded securities.

10.7 Confidentiality.

(a). From and after the date of this Agreement and until Closing, each Party shall treat all information exchanged and relating the transactions contemplated hereby as confidential (the “Confidential Information”). Each Party shall take reasonable precautions as may be necessary to prevent the disclosure of any portion of the Confidential Information to any third party. Without the prior written consent of the other Parties, no Party shall disclose any of the Confidential Information, except to any of the following (on a confidential basis): (1) members, partners, managers, officers, directors, employees, attorneys, accountants, engineers and other agents or consultants engaged by such Party; (2) any bona fide third party who in good faith is seeking to purchase, acquire, invest, finance or otherwise participate with such Party in an interest in any portion of the lands, or the wells, lands or leases therein, including any investors or potential investors in LEC, subject to the terms of a written confidentiality agreement; or (3) any parties to which such Party is required to disclose such information by law or by the rules of any recognized stock exchange on which the securities of such Party are traded. The Parties acknowledge that the breach of the terms of this provision may cause irreparable harm for which monetary damages would be inadequate and difficult to ascertain. Therefore, the Parties hereby agree that, in the event of a breach or threatened breach hereof, the non- breaching Party or Parties may seek an injunction, restraining order, specific performance, and such other remedies and relief, in law or at equity, or any combination thereof, which the non-breaching Party or Parties may deem in the sole discretion of such Party or Parties as necessary or advisable. The filing of any particular cause of action hereunder shall not be deemed an election of remedies.

(b). For purposes of this Agreement, “Confidential Information” does not include information that: (1) is already known to the receiving Party as of the date of disclosure hereunder; (2) is already in possession of the public or becomes available to the public other than through the breach of this Agreement by the receiving Party or of any other person to whom Confidential Information is distributed pursuant to this Agreement; (3) is required to be disclosed under applicable law, stock exchange regulations, court order, or by a governmental order, decree, regulation or rule (provided that the receiving Party shall make all reasonable efforts to deliver prompt written notice to the disclosing Party prior to such disclosure); (4) is acquired independently from a third party that represents it has the right to disseminate such information at the time it is acquired by the receiving Party; or (5) is developed by the receiving Party independently of the Confidential Information received from the disclosing Party.

10.8 Force Majeure. If LEC is rendered unable, wholly or in part, by force majeure to carry out its obligations within the deadlines established under this Agreement, it will give HSO prompt written notice of the force majeure event with reasonably full particulars concerning it. The obligations or deadlines of LEC shall be suspended during the continuation of the force majeure event. LEC shall use all reasonable diligence to remove the force majeure as quickly as possible. The term “force majeure” as employed herein shall mean an act of God, strike, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood, explosion, governmental restraint including but not limited to a drilling moratorium or a moratorium on hydraulic fracturing operations, governmental inaction, restriction upon or prohibition of surface rights, nonavailability of drilling equipment or other equipment or personnel at reasonable commercial rates; and any other cause, whether of the kind specifically enumerated or otherwise, which is not reasonably within the control of LEC.

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10.9 Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the Parties or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the Parties that this Agreement shall be for the sole and exclusive benefit of the Parties and their respective successors and assigns and for the benefit of no other person.

10.10 Governing Law. This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of Utah.

10.11 BINDING ARBITRATION. ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE EXISTENCE OF TITLE DEFECTS OR ENVIRONMENTAL LIABILITIES, THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION OR VALIDITY OF THIS AGREEMENT, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE DETERMINED BY ARBITRATION IN THE STATE OF UTAH IN ACCORDANCE WITH THE PREVAILING COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE HEARING SHALL BE COMMENCED WITHIN THIRTY (30) DAYS AFTER THE SELECTION OF THE ARBITRATOR AND A WRITTEN DECISION SHALL BE RENDERED BY THE ARBITRATOR WITHIN THIRTY (30) DAYS OF THE CONCLUSION OF THE HEARING. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THIS CLAUSE SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF APPROPRIATE JURISDICTION. THE ARBITRATOR SHALL NOT AWARD CONSEQUENTIAL OR PUNITIVE DAMAGES TO ANY PARTY. THE COSTS AND EXPENSES OF THE ARBITRATION PROCEEDING, INCLUDING THE FEES OF THE ARBITRATOR AND ALL COSTS AND EXPENSES, INCLUDING LEGAL FEES AND WITNESS FEES, INCURRED BY THE PREVAILING PARTY OR PARTIES, SHALL BE BORNE BY THE NON-PREVAILING PARTY OR PARTIES.

10.12 Specific Performance. The Parties agree and acknowledge that money damages may not be an adequate remedy for a breach of a provision of this Agreement by Seller or LEC. As such, Seller or LEC, in their sole discretion, may apply to a court for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement by Seller or LEC.

10.13 Expenses. Except as otherwise specifically provided in this Agreement, all fees, costs and expenses incurred by LEC or any Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including with limitation, legal and accounting fees, costs and expenses.

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10.14 Cost. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the prevailing Party or Parties shall be entitled to recover reasonable attorney’s fees and other costs incurred in such action, arbitration or other proceeding, in addition to other relief to which such Party or Parties may be entitled.

10.15 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

10.16 Presumption Concerning Interpretation and Construction. Notwithstanding the fact that preliminary drafts of this Agreement were prepared by LEC, Seller and LEC and their respective counsel have had opportunity to participate in the drafting of the final form of this Agreement, and each Party hereto and their respective counsel have had opportunity to review the final form of this Agreement. Accordingly, in the event of any ambiguity in the provisions of this Agreement, there shall be no presumption in favor of any Party hereto with respect to the interpretation or construction thereof. The Parties will treat the words “include,” “includes” and “including” as if followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.

10.17 Survival. Except for each Seller’s representation in Section 6.2(g), which shall expire upon Closing, and as otherwise specifically set forth herein, the representations and warranties of the Parties hereto shall survive the execution of this Agreement and the Closing for a period of two (2) years from the date of the Closing; provided, however, that the foregoing shall not abrogate or limit Sellers’ indemnity and hold harmless obligations under Section 5.8 or Seller’s special warranty of title set forth in the Assignment.

10.18 Headings. The section and subsection headings used in this Agreement are inserted for convenience only and shall be disregarded in construing this Agreement.

10.19 Timing. Time is of the essence hereof.

10.20 Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Furthermore, this Agreement may be executed by the facsimile or electronic signature of any Party hereto, it being agreed that the facsimile or electronic signature of any Party hereto shall be deemed an original for all purposes.

[Signature page follows.]

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EXECUTED to be effective as of the Execution Date.

SELLER:

HEAVY SWEET OIL LLC

By:	/s/ Steven Byle
Name:	Steven Byle
Title:	Chairman/CEO

BUYER:

LAFAYETTE ENERGY CORP

By:	/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Appendices:

Appendix 1: Defined Terms

Appendix 2: Subject Leases

Appendix 3: Form of Assignment of Oil, Gas and Mineral Leases

Appendix 4: Form of Certificate of Non-Foreign

Appendix 5: Form of Operating Agreement

Appendix 6: Description of Contracts of Agreements

Appendix 7: Restricted Stock Agreement

Appendix 8: Schedule of Leases Requiring Consent to Assignment

Signature page to Purchase and Sale Agreement

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APPENDIX 1

DEFINED TERMS

Unless such terms are otherwise defined herein, the following terms set forth below shall have the meanings ascribed to them below.

Affiliate means, with respect to a Person, any other Person directly or indirectly, Controlling, or under common Control with, the Person in question and includes any subsidiary of such Person and any “affiliate” of such Person within the meaning of Reg. §240.12b-2 promulgated under the Securities Exchange Act of 1934, and with respect to a Person who is an individual, the ancestors and descendants of such Person and members of such Person’s nuclear family and trusts of which such Persons are beneficiaries.

Agreement has the meaning set forth in the first sentence of this Agreement.

Approved Net Leasehold Acres has the meaning set forth in Section 2.2.

Assignment has the meaning set forth in Section 1.3(b)1.

Buyer has the meaning set forth in the first sentence of this Agreement.

Claims has the meaning set forth in Section 5.8. Closing has the meaning set forth in Section 1.3. Contract Area has the meaning set forth in Section 5.2.

Control means the possession, directly or indirectly, through one or more intermediaries, of the following: (a) in the case of a corporation, more than fifty percent (50%) of the outstanding voting securities thereof; or (b) in the case of any Person, the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of the Person.

Confidential Information has the meaning set forth in Section 10.7.

Cure Period has the meaning set forth in Section 2.3.

Defect Notice has the meaning set forth in Section 2.3.

Designated Interests has the meaning set forth in the recitals of this Agreement.

Effective Date means one hundred and fifty (150) days from the execution date of this Agreement

Encumbrances means pledges, liens, mortgages, security interests, contract obligations, options, claims, defects and encumbrances. Notwithstanding anything to the contrary, for purposes of this Agreement, any of the Subject Leases with an expiration date occurring during 2024 shall be deemed to be subject to an Encumbrance hereunder.

Excluded Leases has the meaning set forth in Section 2.2.

Force Majeure has the meaning set forth in Section 10.8.

Good and Defensible Title means, for each of the Subject Leases, such record title that: (i) is free and clear of all Encumbrances, except Permitted Encumbrances; (ii) entitles Seller to receive not less than the Net Revenue Interest set forth in Appendix 2 in all hydrocarbons produced from the Subject Leases described in Appendix 2 at any time during the productive life thereof (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of hydrocarbons); and (iii) obligates Seller to bear not more than the Working Interest set forth in Appendix 2 in the Subject Leases described in Appendix 2 at any time during the productive life or abandonment thereof.

Defined Terms

Appendix 1 Page 1

17

Net Leasehold Acres means, with respect to each of the Subject Leases: (i) the number of gross acres covered by such Lease, times (ii) the percentage of the oil, gas and other minerals covered by such Lease, times (iii) the percentage of the estate of the lessee in said Lease (working interest) owned by Seller. For example, the number of Net Leasehold Acres attributable to a Lease covering an undivided one half interest in the oil, gas and other minerals rights in and under a 100 acre tract of land in which Seller owns 90% of the estate of the original lessee in such Lease would be 45 Net Leasehold Acres. The 45 Net Leasehold Acres in this example is derived as follows: (100 acres) times 50% (the landowner’s interest in the oil, gas and other mineral rights) times 90% (Seller’s ownership percentage of the estate of the original lessee).

Operating Agreement has the meaning set forth in Section 5.2.

Party and Parties have the meanings set forth in the second sentence of this Agreement.

LEC has the meaning set forth in the first sentence of this Agreement.

Permitted Encumbrances means and includes the following:

(i)	production burdens that do not reduce Seller’s net revenue interest in any of the Appendix 2 Leases below the amounts set forth in Appendix 2;

(ii)	the overriding royalties to be reserved by HSO as set forth in this Agreement;

(iii)	Liens for taxes or assessments or governmental charges not yet delinquent;

(iv)

Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations incidental to the ownership of the Subject Leases provided that same do not materially interfere with the operation, value or use of any of the Subject Leases;

(v)

All rights of consent required by any governmental authority (if any) in connection with the change of ownership or control of an interest in any federal, state or other lease if the same are customarily obtained after such change of ownership or control by timely filings or other actions;

(vi)	rights of reassignment, to the extent any exist as of the date of this Agreement, upon the surrender or expiration of any of the Subject Leases;

(vii)	all rights reserved to or vested in any governmental entity to control or regulate operations on any of the Subject Leases and all applicable laws;

(viii)

all defects and irregularities of title that would not reasonably be expected to result in claims that would materially and adversely affect Seller’s title to, or ownership, operations, or value of the Subject Leases, including, without limitation (a) defects in the early chain of title consisting of the failure to recite marital status or the omission of succession or heirship proceedings; (b) defects or irregularities arising out of the lack of a survey; (c) defects or irregularities arising out of or relating to the lack of powers of attorney from corporations to execute and deliver documents on their behalf or lack of spousal joinder; (d) defects of title which result from the failure to file assignments or other documents in the state or federal records so long as such assignments or other documents are properly recorded in the county records; and (e) irregularities cured by possession under applicable statutes of limitation and statutes relating to acquisitive (or liberative) prescription; and

Defined Terms

Appendix 1 Page 2

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(ix)

all other liens, charges, encumbrances, instruments, obligations, defects and irregularities affecting the Subject Leases which, individually or in the aggregate, do not: (a) interfere materially with the operation, value, or use of any of the Subject Leases; or (b) do not prevent LEC from receiving the proceeds of production from any wells to be drilled on the Subject Leases.

Person means an individual, corporation, partnership, limited liability company, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

Post-Closing Cure Period has the meaning set forth in Section 3.2.

Farm-In Price has the meaning set forth in Section 1.2.

Records has the meaning set forth in Section 1.1(a). Review Period has the meaning set forth in Section 2.1. Second Closing has the meaning set forth in Section 3.2.

Seller has the meaning set forth in the first sentence of this Agreement.

Subject Acreage has the meaning ascribed to such term in the recitals of this Agreement.

Subject Leases has the meaning set forth in the recitals of this Agreement.

Title Defect means any fact that renders Seller’s title to any of the Subject Leases less than Good and Defensible Title, including any Encumbrance (or any claim of an Encumbrance) other than a Permitted Encumbrance.

Defined Terms

Appendix 1 Page 3

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APPENDIX 2

SUBJECT LEASES

Utah State Institutional Trust Lands (SITLA) bituminous sand mineral leases ML 53832, ML 53831, and ML 53805.

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APPENDIX 3

FORM OF ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

TRUST LANDS ADMINISTRATION
SUPPORTING UTAH SCHOOLS AND INSTITUTIONS
Michelle E. McConkie - Director
102 South 200 East, Suite 600
Salt Lake City, Utah 84111
Phone - 801-538-5100
trustlands.utah.gov

Form completed for:
Record Title Interest ____
Operating Right Interest ✓
Overriding Royalty ____

Assignment Date: 11/15/2024

MINERAL LEASE ASSIGNMENT FORM

(Bituminous-Asphaltic Sands)

The undersigned, as owner of the interest hereinafter specified in and to ML 53805 ("the Lease") for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby apply for approval of this assignment, and hereby assigns to:

Name: LAFAYETTE ENERGY CORP
Address: Michael L. Peterson
2511 Redwood Road, Suite 16
City: Woods Cross State: Utah Zip Code: 84014

the following rights, title, and interest in the Lease, to the extent indicated, subject to the limitations on creation of overriding royalties as provided in Rule 850-21-600(2)(h) for leases set out below:

1. Land affected by this assignment are located in Uintah County, Utah, and described below:
   Legal Description: T 4S , R 20E , Sec * Further description (or attach separately):

   *Lease includes Sections 26, 27 and 32 (ALL), but limited to 500 feet and below

Containing 1920 Acres

2. Specify interest of assignor before assignment in above-described lands as a % of 100% 100.000000%*
3. Specify interest being conveyed to assignee by this assignment as a % of 100% 100.000000%*
4. Specify interest being retained by Assignor after assignment as a % of 100% 0.000000% *
5. Specify overriding royalty reserved to Assignor in this assignment 0.000000%
6. Specify previously reserved overriding royalties 0.000000%

It is hereby certified that the statements made herein are true, complete, and correct to the best of the undersigned's knowledge and belief and are made in good faith. For leases issued April 1, 2005 or thereafter, Assignor certifies that royalties of whatsoever nature burdening the captioned lands, including royalties to Lessor, do not exceed twenty percent of one hundred percent (20% of 100%). Any royalty in excess of twenty percent of one hundred percent, including Lessor's royalty, are not recognized as valid by the Agency. Approval of this assignment extends only to such rights, interests and title as are held by assignor in the subject lands. Overriding royalty reservations set out in items 5 and 6 are for informational purposes only and are not approved under this assignment.

Executed this 15th day of November 2024.

By: [signature]
(Signature of Assignor or Officer/Agent/Attorney-in-Fact)
Company: Heavy Sweet Oil, LLC
Signer's Title: CEO, Managing Member

STATE OF Utah)
) SS
COUNTY OF Salt Lake)

On this 22nd day of November, 2024, personally appeared before me, Steven Byle signer(s) of the above instrument, who duly acknowledged to me that he/she/they executed the same.
Given under my hand and seal this 22nd day of November, 2024.

Mary Ann Beck
Notary Public
(seal)

Mary Ann Beck
Notary Public
State of Utah
My Commission Expires March 17 2028
#735768

OFFICE USE ONLY

*% should be shown to 6 decimal places, i.e. 1.000000%

Form E-5 (Rev 08-2023) page 1

21

INSTRUCTIONS: Assignment form(s) must be submitted with the appropriate fee per lease. For a current list of fees, please refer to our website. Please note, fee amounts are approved by the Utah State Legislature.

INDIVIDUAL'S ACCEPTANCE OF ASSIGNMENT (ASSIGNEE)

STATE OF ____________________)
) SS
COUNTY OF ____________________)

I, (we) ____ on oath, do solemnly swear that I am (we are) at the present time of legal age, and I (we) hereby assume and agree to perform all of the covenants and obligations of said lease on the part of lessee(s) to be kept and performed, and accept the foregoing instrument.

By: ______________________________
(Individual's signature)

On this _____ day of ____________, 20___, personally appeared before me ____________________________, signer of the above instrument, who duly acknowledged to me that he/she executed the same.

Given under my hand and seal this ______ day of ____________, 20___.
(seal)

____
Notary Public

ACCEPTANCE OF ASSIGNMENT – CORPORATE (ASSIGNEE)

STATE OF Utah)
) SS
COUNTY OF Salt Lake)

Comes now Lafayette Energy Corp, a corporation of Delaware and hereby accepts the assignment from Heavy Sweet Oil LLC of Bituminous-Asphaltic Sands ML No. 53805 which assignment is dated 11/15/2024, subject to all of the covenants and obligations of sa Lessee and represents that it has legal capacity to do business in the State of Utah.
IN WITNESS WHEREOF, Lafayette Energy Corp has executed this acceptance this 15th day of November, 2024.

By: [signature]
(Signature of Assignee Officer/Agent/Attorney-in-Fact)

Company: Lafayette Energy Corp

Signer's Title: Chief Executive Officer

On this 22nd day of November, 2024, personally appeared before me Michael L. Peterson, who being by me duly sworn did say, each for himself, that (he, she, or they) is an officer, agent or Attorney-in-Fact for the assignee and is authorized to accept this assignment and has executed the same and the seal affixed is the seal of said corporation.

Given under my hand and seal this 22nd day of November, 2024.
(seal)

Mary Ann Beck
Notary Public
State of Utah
My Commission Expires March 17 2028
#735768

[signature: Mary Ann Beck]
Notary Public

Form E-5 (Rev 08-2023) page 2

22

TRUST LANDS
ADMINISTRATION
SUPPORTING UTAH SCHOOLS AND INSTITUTIONS
Michelle E. McConkie · Director
102 South 200 East, Suite 600
Salt Lake City, Utah 84111
Phone · 801-538-5100
trustlands.utah.gov

Form completed for:
Record Title Interest
Operating Right Interest ✓
Overriding Royalty

Assignment Date: 11/15/2024

MINERAL LEASE ASSIGNMENT FORM

(Bituminous-Asphaltic Sands)

The undersigned, as owner of the interest hereinafter specified in and to ML 53832 ("the Lease") for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby apply for approval of this assignment, and hereby assigns to:

Name: LAFAYETTE ENERGY CORP
Address: Michael L. Peterson
2511 Redwood Road, Suite 16
City: Woods Cross State: Utah Zip Code: 84014

the following rights, title, and interest in the Lease, to the extent indicated, subject to the limitations on creation of overriding royalties as provided in Rule 850-21-600(2)(h) for leases set out below:

1. Land affected by this assignment are located in Uintah County, Utah, and described below:
Legal Description: T 4S, R 20E, Sec * Further description (or attach separately):
*W1/2 Section 23, Operating Rights are limited to depths deeper than 500 feet from the surface

Containing 320 Acres

2. Specify interest of assignor before assignment in above-described lands as a % of 100% — 100.000000%*
3. Specify interest being conveyed to assignee by this assignment as a % of 100% — 80.000000% *
4. Specify interest being retained by Assignor after assignment as a % of 100% — 20.000000% *
5. Specify overriding royalty reserved to Assignor in this assignment — 0.000000%
6. Specify previously reserved overriding royalties — 0.000000%

It is hereby certified that the statements made herein are true, complete, and correct to the best of the undersigned's knowledge and belief and are made in good faith. For leases issued April 1, 2005 or thereafter, Assignor certifies that royalties of whatsoever nature burdening the captioned lands, including royalties to Lessor, do not exceed twenty percent of one hundred percent (20% of 100%). Any royalty in excess of twenty percent of one hundred percent, including Lessor's royalty, are not recognized as valid by the Agency. Approval of this assignment extends only to such rights, interests and title as are held by assignor in the subject lands. Overriding royalty reservations set out in items 5 and 6 are for informational purposes only and are not approved under this assignment.

Executed this 15th day of November 2024.

By: [signature]
(Signature of Assignor or Officer/Agent/Attorney-in-Fact)
Company: Heavy Sweet Oil, LLC
Signer's Title: CEO, Managing Member

STATE OF Utah)
) SS
COUNTY OF Salt Lake)

On this 22nd day of November, 2024, personally appeared before me, Steven Byle signer(s) of the above instrument, who duly acknowledged to me that he/she/they executed the same.
Given under my hand and seal this 22nd day of November, 2024

[signature: Mary Ann Beck]
Notary Public
(seal)

Mary Ann Beck
Notary Public
State of Utah
My Commission Expires March 17 2028
#735768

OFFICE USE ONLY

*% should be shown to 6 decimal places, i.e. 1.000000%

Form E-5 (Rev 08-2023) page 1

23

INSTRUCTIONS: Assignment form(s) must be submitted with the appropriate fee per lease. For a current list of fees, please refer to our website. Please note, fee amounts are approved by the Utah State Legislature.

INDIVIDUAL'S ACCEPTANCE OF ASSIGNMENT (ASSIGNEE)

STATE OF ____________________)
) SS
COUNTY OF ____________________)

I, (we) ______________________________ on oath, do solemnly swear that I am (we are) at the present time of legal age, and I (we) hereby assume and agree to perform all of the covenants and obligations of said lease on the part of lessee(s) to be kept and performed, and accept the foregoing instrument.

By: ______________________________
(Individual's signature)

On this _____ day of ____________, 20___, personally appeared before me ______________________, signer of the above instrument, who duly acknowledged to me that he/she executed the same.

Given under my hand and seal this ______ day of ____________, 20___.
(seal)

____
Notary Public

ACCEPTANCE OF ASSIGNMENT – CORPORATE (ASSIGNEE)

STATE OF Utah)
) SS
COUNTY OF Salt Lake)

Comes now Lafayette Energy Corp, a corporation of Delaware and hereby accepts the assignment from Heavy Sweet Oil LLC of Bituminous-Asphaltic Sands ML No. 53832 which assignment is dated 11/15/2024, subject to all of the covenants and obligations of sa Lessee and represents that it has legal capacity to do business in the State of Utah.
IN WITNESS WHEREOF, Lafayette Energy Corp has executed this acceptance this 15th day of November, 2024.

By: [signature]
(Signature of Assignee Officer/Agent/Attorney-in-Fact)

Company: Lafayette Energy Corp

Signer's Title: Chief Executive Officer

On this 22nd day of November, 2024, personally appeared before me Michael L. Peterson, who being by me duly sworn did say, each for himself, that (he, she, or they) is an officer, agent or Attorney-in-Fact for the assignee and is authorized to accept this assignment and has executed the same and the seal affixed is the seal of said corporation.

Given under my hand and seal this 22nd day of November, 2024.
(seal)

Mary Ann Beck
Notary Public
State of Utah
My Commission Expires March 17 2028
#735768

Mary Ann Beck
Notary Public

Form E-5 (Rev 08-2023) page 2

24

TRUST LANDS ADMINISTRATION
SUPPORTING UTAH SCHOOLS AND INSTITUTIONS
Michelle E. McConkie · Director
102 South 200 East, Suite 600
Salt Lake City, Utah 84111
Phone · 801-538-5100
trustlands.utah.gov

Form completed for:
Record Title Interest ____
Operating Right Interest ✓
Overriding Royalty ____

Assignment Date: 11/15/2024

MINERAL LEASE ASSIGNMENT FORM

(Bituminous-Asphaltic Sands)

The undersigned, as owner of the interest hereinafter specified in and to ML 53831 ("the Lease") for good and valuable consideration, the receipt of which is hereby acknowledged, does hereby apply for approval of this assignment, and hereby assigns to:

Name: LAFAYETTE ENERGY CORP
Address: Michael L. Peterson
2511 Redwood Road, Suite 16
City: Woods Cross State: Utah Zip Code: 84014

the following rights, title, and interest in the Lease, to the extent indicated, subject to the limitations on creation of overriding royalties as provided in Rule 850-21-600(2)(h) for leases set out below:

1. Land affected by this assignment are located in Uintah County, Utah, and described below:
Legal Description: T 4S, R 20E, Sec 22 Further description (or attach separately):
Operating Rights are limited to depths deeper than 500 feet from the surface
Containing 640 Acres

2. Specify interest of assignor before assignment in above-described lands as a % of 100%	100.000000%*
3. Specify interest being conveyed to assignee by this assignment as a % of 100%	80.000000% *
4. Specify interest being retained by Assignor after assignment as a % of 100%	20.000000% *
5. Specify overriding royalty reserved to Assignor in this assignment	0.000000%
6. Specify previously reserved overriding royalties	0.000000%

It is hereby certified that the statements made herein are true, complete, and correct to the best of the undersigned's knowledge and belief and are made in good faith. For leases issued April 1, 2005 or thereafter, Assignor certifies that royalties of whatsoever nature burdening the captioned lands, including royalties to Lessor, do not exceed twenty percent of one hundred percent (20% of 100%). Any royalty in excess of twenty percent of one hundred percent, including Lessor's royalty, are not recognized as valid by the Agency. Approval of this assignment extends only to such rights, interests and title as are held by assignor in the subject lands. Overriding royalty reservations set out in items 5 and 6 are for informational purposes only and are not approved under this assignment.

Executed this 15th day of November 2024.

By: [signature]
(Signature of Assignor or Officer/Agent/Attorney-in-Fact)
Company: Heavy Sweet Oil, LLC
Signer's Title: CEO, Managing Member

STATE OF Utah)
) SS
COUNTY OF Salt Lake)

On this 22nd day of November, 2024, personally appeared before me, Steven Byle signer(s) of the above instrument, who duly acknowledged to me that he/she/they executed the same.
Given under my hand and seal this 22nd day of November, 2024

Mary Ann Beck
Notary Public
(seal)

Mary Ann Beck
Notary Public
State of Utah
My Commission Expires March 17 2028
#735768

OFFICE USE ONLY

*% should be shown to 6 decimal places, i.e. 1.000000%

Form E-S (Rev 08-2023) page 1

25

INSTRUCTIONS: Assignment form(s) must be submitted with the appropriate fee per lease. For a current list of fees, please refer to our website. Please note, fee amounts are approved by the Utah State Legislature.

INDIVIDUAL'S ACCEPTANCE OF ASSIGNMENT (ASSIGNEE)

STATE OF ____________________)
) SS
COUNTY OF __________________)

I, (we) ________________________________ on oath, do solemnly swear that I am (we are) at the present time of legal age, and I (we) hereby assume and agree to perform all of the covenants and obligations of said lease on the part of lessee(s) to be kept and performed, and accept the foregoing instrument.

By: ______________________________
(Individual's signature)

On this______day of____________, 20___, personally appeared before me________________________, signer of the above instrument, who duly acknowledged to me that he/she executed the same.

Given under my hand and seal this_______ day of ____________, 20___.
(seal)

____
Notary Public

ACCEPTANCE OF ASSIGNMENT – CORPORATE (ASSIGNEE)

STATE OF Utah ____________________)
) SS
COUNTY OF Salt Lake ______________)

Comes now Lafayette Energy Corp, a corporation of Delaware and hereby accepts the assignment from Heavy Sweet Oil LLC of Bituminous Asphaltic Sands ML No. 53831 which assignment is dated 11/15/2024, subject to all of the covenants and obligations of said Lessee and represents that it has legal capacity to do business in the State of Utah.
IN WITNESS WHEREOF, Lafayette Energy Corp has executed this acceptance this 15th day of November, 2024.

By: [signature]
(Signature of Assignee Officer/Agent/Attorney-in-Fact)

Company: Lafayette Energy Corp

Signer's Title: Chief Executive Officer

On this 22nd day of November, 2024, personally appeared before me Michael L. Peterson, who being by me duly sworn did say, each for himself, that (he, she, or they) is an officer, agent or Attorney-in-Fact for the assignee and is authorized to accept this assignment and has executed the same and the seal affixed is the seal of said corporation.

Given under my hand and seal this 22nd day of November, 2024.
(seal)

Mary Ann Beck
Notary Public
State of Utah
My Commission Expires March 17 2028
#735768

[signature: Mary Ann Beck]
Notary Public

Form E-5 (Rev 08-2023) page 2

26

APPENDIX 4

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

 Entity Transferor’s Certification of Non-Foreign Status

(As contemplated by United States Treasury Regulation

Section 1.1445-2(b))

This certification is being delivered pursuant to Section 1.3(b)(2) of that certain Farm-In Agreement, dated March 7, 2024, as amended (the “Farm-In Agreement”), by and between Lafayette Energy Corp (“Buyer”) and Heavy Sweet Oil LLC (“Seller”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Farm-In Agreement.

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Buyer that withholding of tax is not required upon the disposition of a U.S. real property interest (if any of the Subject Leases or Subject Acreage are found to constitute such an interest) by Seller, the undersigned hereby certifies on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the United States Treasury regulations);

2.	Seller is not a disregarded entity as defined in United States Treasury Regulation Section 1.1445-2(b)(2)(iii);

3.	Seller’s U.S. employer identification number is _____________________; and

4.	Seller's office address is ________________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Signature Page Follows]

27

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Seller.

HEAVY SWEET OIL LLC

By:
Name: Steven Byle
Title: Chairman/CEO

Address:	2511 South Redwood Rd.
Woods Cross, UT 84087
Attn: CEO

28

APPENDIX 5

FORM OF OPERATING AGREEMENT

A.A.P.L. FORM 610-1989

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

______________________

OPERATOR	Lafayette Energy Corp

CONTRACT AREA	Township 4 South, Range 20 East, SLB&M
Section 22: All
Section 23: West/2

Township 4 South, Range 20 East, SLB&M
Section 26: All
Section 27: All Section 32: All

COUNTY OR PARISH OF	Uintah	, STATE OF	Utah

COPYRIGHT 1989 – ALL RIGHTS RESERVED AMERICAN ASSOCIATION OF PETROLEUM LANDMEN, 4100 FOSSIL CREEK BLVD. FORT WORTH, TEXAS, 76137, APPROVED FORM. A.A.P.L. NO. 610 – 1989

29

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

30

VII.	EXPENDITURES AND LIABILITY OF PARTIES			47
	A.	LIABILITY OF PARTIES:		47
	B.	LIENS AND SECURITY INTERESTS:		47
	C.	ADVANCES:		49
	D.	DEFAULTS AND REMEDIES:		49
		1.	Suspension of Rights	49
		2.	Suit for Damages	49
		3.	Deemed Non-Consent	49
		4.	Advance Payment	50
		5.	Costs and Attorneys’ Fees	50
	E.	RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES:		50
	F.	TAXES:		50
VIII.	ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST			51
	A.	SURRENDER OF LEASES:		51
	B.	RENEWAL OR EXTENSION OF LEASES:		51
	C.	ACREAGE OR CASH CONTRIBUTIONS:		52
	D.	ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:		52
	E.	WAIVER OF RIGHTS TO PARTITION:		52
	F.	PREFERENTIAL RIGHT TO PURCHASE:		52
IX.	INTERNAL REVENUE CODE ELECTION			53
X.	CLAIMS AND LAWSUITS			53
XI.	FORCE MAJEURE			53
XII.	NOTICES			54
XIII.	TERM OF AGREEMNT			54
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS			54
	A.	LAWS, REGULATIONS AND ORDERS:		54
	B.	GOVERNING LAW:		54
	C.	REGULATORY AGENCIES:		55
XV.	MISCELLANEOUS			55
	A.	EXECUTION:		55
	B.	SUCCESSORS AND ASSIGNS:		55
	C.	COUNTERPARTS:		55
	D.	SEVERABILITY:		55
XVI.	OTHER PROVISIONS			55

31

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (“Agreement”), entered into by and between Lafayette Energy Corp, hereinafter designated and referred to as “Operator”, and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as “Non-Operator”, and collectively as “Non-Operators.”

WITNESSETH:

WHEREAS, the parties to this Agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A,” and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this Agreement, the following words and terms shall have the meanings here ascribed to them:

See Exhibit “I.”

B. The term "Completion" or "Complete" shall mean an operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, fracturing, well stimulation and production testing conducted in such operation.

C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this Agreement. Such lands, Oil and Gas Leases and Oil and Gas Interests are described in Exhibit “A.”

See Exhibit “I.”

E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this Agreement.

F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

See Exhibit “I.”

H. The term "Initial Well" shall mean the well to be drilled by the parties hereto or any substitute or replacement well defined as well to be drilled in place of or in lieu of the proposed well limited to the terms of this Agreement as provided in Article VI.A., . The term “Well” and “well” may be used interchangeably in this Agreement.

I. The term "Non-Consent " shall mean operations by less than all parties as provided in Article VI.B.2.

J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

K. The term "Oil and Gas" shall mean bitumen, oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this Agreement.

M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this Agreement.

See Exhibit “I.”

O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion is attempted in another Zone within the existing wellbore.

P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure, restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking, Deepening, Completing, Recompleting, or Plugging Back of a well.

See Exhibit “I.”

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

32

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X	A.	Exhibit “A,” shall include the following information:
		(1)	Description of lands subject to this Agreement,
		(2)	Restrictions, if any, to depths, formation(s), or substances,
		(3)	Parties to Agreement with addresses and telephone numbers for notice purposes,
		(4)	Percentages or fractional interests of parties to this Agreement,
		(5)	Oil and Gas Leases and/or Oil and Gas Interests subject to this Agreement,
X	C.	Exhibit "C," Accounting Procedure.
X	D.	Exhibit "D," Insurance.
X	H.	Other: Recording Supplement
X	I.	Exhibit “I,” Modified and Additional Provisions

If any provision of any exhibit, except Exhibit  “I,” is inconsistent with any provision contained in the body of this Agreement, the provisions in the body of this Agreement shall prevail.

33

ARTICLE III.

INTERESTS OF PARTIES

A.  Oil and Gas Interests:

Unless changed by other provisions, all costs and liabilities incurred in operations under this Agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A."  In the same manner, the parties shall also own all production of Oil and Gas from the Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this Agreement, each party shall pay or deliver, or  cause to be paid or delivered, all burdens of record as of the date of this Agreement on its share of the production from the Contract Area and shall indemnify, defend and hold the other parties free from any liability therefor.   However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to  be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s) which such party has contributed to this Agreement, and shall indemnify, defend and hold the other parties free from any  liability therefor.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby, and in the event two or more parties contribute to this Agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this Agreement.

C.  Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this Agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working  interest hereunder, such burden shall be deemed a "Subsequently Created Interest."  Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this Agreement, and such burden is not shown on Exhibit “A,” such burden also shall be deemed a Subsequently Created Interest.

The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other  parties from and against any liability therefor.  Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the  same manner as they are enforceable against the working interest of the Burdened Party.  If the Burdened Party is required under this Agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of  said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or  parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

34

ARTICLE IV.

TITLES

A.  Title Examination:

Title examination shall be made on the  Drilling Unit of the proposed well prior to commencement of drilling operations   The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases.   Each party contributing Leases and/or Oil and Gas Interests to be included in the  Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge.  All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator.  Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. See Exhibit “I.”   Costs incurred by Operator in procuring abstracts, fees paid outside attorneys and other land Consultants for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C," shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A."  Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party.  Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder.  This shall not prevent any party from appearing on its own behalf at such hearings. Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental  agencies, and which costs are necessary and proper for the activities contemplated under this Agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Contract Area until after (1) the title to the  Drilling Unit has been examined as above provided, and (2) the title has been approved by  Operator.

B. Loss or Failure of Title:

1. Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit “A,” the party credited with contributing the affected Lease or Interest (including, if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this Agreement, nevertheless, shall continue in force as to all remaining Oil and Gas Leases and Interests; and,

(a) The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;

(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the Lease or Interest which has failed, but the interests of the parties contained on Exhibit “A,” shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;

(c) If the proportionate interest of the other parties hereto in any producing well drilled on the Contract Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well attributable to such failed Lease or Interest;

(d) Should any person not a party to this Agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;

(e) Any liability to account to a person not a party to this Agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;

(f) No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith, except such expenses incurred by the Operator; and

(g) If any party is given credit on Exhibit “A,” to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party's absence of interest in the remainder of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit "A."

35

2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit “A,” shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest, calculated on an acreage basis, for the development and operating costs previously paid on account of such Lease or Interest, it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:

(a) Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or Interest, on an acreage basis, up to the amount of unrecovered costs;

(b) Proceeds of Oil and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination, would be attributable to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit “A,”; and,

(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this Agreement.

3. Other Losses: All losses of Leases or Interests committed to this Agreement, other than those set forth in Articles IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests shown on Exhibit "A." This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money), and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

4. Curing Title: In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety (90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B. shall not apply to such acquisition.

36

ARTICLE V.

OPERATOR

A.  Designation and Responsibilities of Operator:

            Lafayette Energy Corp              shall be the Operator of the Contract Area, and shall conduct  and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this Agreement.  Operator may designate a contract operator to perform services as operator on behalf of Operator under this agreement.  In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this Agreement.  Operator shall not be deemed, or hold itself out as, the agent of the Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party.  Operator shall conduct its activities under this Agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and  regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct. See Exhibit “I.”

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A,” such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this Agreement.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this Agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of parties owning a majority interest based on ownership as shown on Exhibit “A” . The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this Agreement pursuant to the Bankruptcy Code, and an election to reject this Agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators, except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A." In the event there are only two (2) parties to this Agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A."

37

C.  Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the  hours of labor and the compensation for services performed shall be determined by Operator, and all such employees or  contractors shall be the employees or contractors of Operator.

D.  Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this Agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C." Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each participating Non-Operator or its duly authorized representative, at the participating Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting participating Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder. Each participating Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations: The following provisions shall apply to each well drilled hereunder, :

(a) Operator will promptly advise participating Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

(b) Upon request, the Operator will send to participating Non-Operators such reports, test results and notices regarding the progress of operations on the well as the participating Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator shall adequately test, in its sole discretion, such Zones encountered which may reasonably be expected to be capable of producing Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder. See Exhibit “I.”

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8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this Agreement. Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self- insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D," attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A. Initial Well:

On or before the                     day of                                  ,       , Operator shall commence the drilling of the Initial Well at the following location:

A well drilled to a legal location in the Contract Area.

The drilling of the Initial Well  is subject to Article VI.C.1. as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure, and Article VI.B.2 as to operations by less than all parties.

B. Subsequent Operations:

1.  Proposed Operations: If any party hereto holding more than a 30% working interest should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of  producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this Agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written  notice   of   the   proposed   operation   to   the   parties   who   have   not   otherwise   relinquished   their   interest   in   such   objective   Zone under this Agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation.  The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation.  If a drilling rig is on location, notice of a proposal to  Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to  twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays.  Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than  one-hundred eighty (180) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the  twenty-four (24) hour period when a drilling rig is on location, as the case  may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of  the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of- way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or  acceptance.  If the actual operation has not been commenced within the time provided (including any extension thereof as  specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made.  Those parties that did not participate in the drilling of a well  shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation, reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

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2. Operations by Less Than All Parties:

(a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. elects not to participate in the proposed operation, or did not participate in the initial drilling operations of the Well as provided in Article VI.A. then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect or did elect to participate in the operation shall, no later than one-hundred eighty (180) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the twenty-four (24) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Commencement of drilling operations of the Well shall be in accordance with Article VI.A. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (ii) designate one of the Consenting Parties as Operator to perform such work. The rights and duties granted to and imposed upon the Operator under this Agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this Agreement.

If less than all parties approve any proposed operation, including the initial drilling operations, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within twenty-four (24) hours (exclusive of Saturday, Sunday, and legal holidays) after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit “A,” or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties' interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10) days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period. If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., (commencement of operations to drill the Well shall be governed by Article VI.A.) subject to the same extension right as provided therein.

(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened, Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking, Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non- Consenting Party's interest in the zone and share of production therefrom or, in the case of a Reworking, Sidetracking, Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non- Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes, royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

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(i) 300% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(ii) 300% of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening, Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C., and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non- Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non- Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties 300 % of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well or portion thereof.

(d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem, production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back, Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

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Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing, Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each quarter thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non- Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the 1st day of the month following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking, Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this Agreement and Exhibit "C," attached hereto.

3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking, Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit “A,” bears to the total interest as shown on Exhibit “A,” of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the twenty-four (24) hour response period specified in Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit “A,” bears to the total interest as shown on Exhibit “A,” of all the electing parties.

4. Deepening: If less than all parties elect to participate in a , Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to Deepen Well to a depth below the Initial Objective, such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non- Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation, such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non- Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

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(b) If the proposal is made for a Non-Consent Operation that has been previously Completed and is capable of producing in paying quantities, , such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent Operation) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non- Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening.

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Operation prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article VI.F. This article VI.B.4 shall not apply to Deepening operations within an existing Lateral or a Horizontal or Multi-lateral Well.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C." See Exhibit “I.”

6. Order of Preference of Operations. Except as otherwise specifically provided in this Agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract Area is producing, unless such well conforms to the then-existing well spacing pattern or an approved exception thereto, for such Zone.

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8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or Sidetracking operation under this Agreement with respect to any well then capable of producing in paying quantities except with the consent of parties holding a majority of the working interest that have not relinquished interests in the well at the time of such operation.

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. or Article V1.A. of this Agreement. Consent to the drilling, Deepening or Sidetracking shall include:

[ ] Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked, Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this Agreement. Consent to the Reworking, Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of Fifty Thousand Dollars ($50,000.00 ) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this Agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of Fifty Thousand Dollars ($ 50,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively by those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least 50% of the interests of the parties entitled to participate in such operation, each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

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E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this Agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) after delivery of notice of the proposed plugging shall take over the well as of the end of such twenty-four (24) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes an Oil and Gas Interest, such party shall execute and deliver to the non- abandoning party or parties a mutually acceptable oil and gas lease, limited to the wellbore and the Zone then open to production, providing for a mutually acceptable proportionately reduced royalty interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby. The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

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Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this Agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall not be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F. Termination of Operations:

Upon the commencement of operations for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing, Completion or plugging of a well, such operation shall not be terminated without consent of parties bearing 50% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical, Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

[ ] Option No. 1: Gas Balancing Agreement Attached

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements. Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportion- ate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas Balancing Agreement between the parties hereto, whether such an agreement is attached as Exhibit "E," or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this Agreement. See Exhibit “I.”

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ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this Agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder. See Exhibit “I.”

B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this Agreement including but not limited to payment of expense, interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this Agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts (including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead), contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this Agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this Agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

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Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this Agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this Agreement, whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this Agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

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Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within thirty (30) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C," until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

If any party fails to discharge any financial obligation under this Agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this Agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this Agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator, and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator. Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default, specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such Notice of Default, all of the rights of the defaulting party granted by this Agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this Agreement. If Operator is the party in default, the Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this Agreement, the right to participate in an operation being conducted under this Agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this Agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C," attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party, notwithstanding any election to participate theretofore made.

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Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non- defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this Agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this Agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this Agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this Agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this Agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C." Provided however, if at any time any party takes its share of production in kind, or separately disposes of it, such party shall pay or cause to be paid any and all taxes to such production except for any and all ad valorem taxes which shall be paid in accordance with this Article VII.F

If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this Agreement.

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ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this Agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this Agreement but shall be deemed subject to an Operating Agreement in the form of this Agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this Agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease, promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit “A,” but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this Agreement but shall be deemed subject to a separate Operating Agreement in the form of this Agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the expiration of its predecessor Lease, or taken or contracted for or becoming effective within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this Agreement is in effect at the time of such acquisition or at the time the renewal or replacement Lease becomes effective; but any Lease taken or contracted for more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this Agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

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C. Acreage or Cash Contributions:

While this Agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. D. Assignment; Maintenance of Uniform Interest:

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this Agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and Gas Lease or Interest shall be deemed a party to this Agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this Agreement; however, all such co- owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof. See Exhibit “I.”

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. Preferential Right to Purchase:

[ ] (Optional; Check if applicable.)

Should any party desire to sell all or any part of its interests under this Agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. The other parties shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which the other party proposes to sell; and, if this optional right is exercised, the purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all purchasing parties. However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests, or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.

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ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

If, for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, and if the parties have not otherwise agreed to form a tax partnership agreement between them, each party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle “A,” of the Internal Revenue Code of 1986, as amended ("Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Treasury Regulation §1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K," Chapter 1, Subtitle “A,” of the Code, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Fifty Thousand Dollars ($50,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this Agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than the obligation to indemnify or make money payments or furnish security, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, unsafe reservoir conditions, unavailability or failure of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

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ARTICLE XII.

NOTICES

All notices must be in writing and delivered by mail (postage prepaid), facsimile, email, or by a recognized international courier service to the appropriate Party’s address set out in this Agreement. If a Party gives notice by facsimile or email, the facsimile or email must clearly state that it is notice given under this Agreement. Notices are effective when received by the recipient during the recipient’s regular business hours.

ARTICLE XIII.

TERM OF AGREEMENT

This Agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this Agreement.

[ ] Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision of this Agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying quantities, this Agreement shall continue in force so long as any such well is capable of production, and for an additional period of 180days thereafter; provided, however, if, prior to the expiration of such additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking, Plugging Back, testing or attempting to Complete or Re-complete a well hereunder, this Agreement shall continue in force until such operations have been completed and if production results therefrom, this Agreement shall continue in force as provided herein. In the event the well described in Article VI.A., drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the Contract Area, this Agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re- completing, Plugging Back or Reworking operations are commenced within One Hundred and Eighty (180) days from the date of abandonment of said well. "Abandonment" for such purposes shall mean either (i) a decision by all parties not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any operations on the well, whichever first occurs.

The termination of this Agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this Agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This Agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

This Agreement and all matters pertaining hereto, including but not limited to matters of performance, non- performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. If the Contract Area is in two or more states, the law of the state of Utahshall govern.

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C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or  orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Utah Division of Oil, Gas and Mining, Department of Energy, or Federal Energy Regulatory Commission or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application. See Exhibit “I.”

ARTICLE XV.

MISCELLANEOUS

A. Execution:

This Agreement shall be binding upon each Non-Operator when this Agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this Agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A,” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this Agreement as aforesaid, given at any time prior to the actual spud date of the Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Well, terminate this Agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Well without the execution hereof by all persons listed on Exhibit “A,” as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the Well which would have been charged to such person under this Agreement if such person had executed the same and Operator shall receive all revenues which would have been received by such person under this Agreement if such person had executed the same.

B. Successors and Assigns:

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes. Delivery of an executed counterpart signature page by facsimile, email or other means of electronic transmission is as effective as executing and delivering this Agreement in the presence of the other party to this Agreement.

D. Severability:

For the purposes of assuming or rejecting this Agreement as an executory contract pursuant to federal bankruptcy laws, this Agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this Agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.

OTHER PROVISIONS

See Exhibit “I.”

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IN WITNESS WHEREOF, this Agreement shall be effective as of the day of , .

ATTEST OR WITNESS:		OPERATOR

Lafayette Energy Corp

By

Type or print name

Title

Date

Tax ID or S.S. No.

NON-OPERATORS

By

Type or print name

Title

Date

Tax ID or S.S. No.

By

Type or print name

Title

Date

Tax ID or S.S. No.

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ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts. The validity and effect of these forms in any state will depend upon the statutes of that state.

Acknowledgment in representative capacity:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

by

as	of		.

(Seal, if any)

	Title (and Rank)	Notary Public

My commission expires:

Acknowledgment in representative capacity:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

by

as	of		.

(Seal, if any)

	Title (and Rank)	Notary Public

My commission expires:

Acknowledgment in representative capacity:

State of	)

) ss.

County of	)

This instrument was acknowledged before me on

by

as	of		.

(Seal, if any)

	Title (and Rank)	Notary Public

My commission expires:

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APPENDIX 6

DESCRIPTION OF CONTRACTS OR AGREEMENTS

None.

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APPENDIX 7

RESTRICTED STOCK AGREEMENT

LAFAYETTE ENERGY CORP

RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made as of ________________ (the “Effective Date”) by and between Lafayette Energy Corp, a Delaware corporation (“Company”), and Heavy Sweet Oil LLC (“Purchaser”).

WHEREAS, Company and Purchaser are parties that certain Farm-In Agreement, dated March 7, 2024, entered into by and between Company as “Buyer” and Purchaser as “Seller” (the “Farm-In Agreement”);

WHEREAS, pursuant to Section 1.2 of the Farm-In Agreement, Company is required to issue to Purchaser 3,400,000 shares of restricted Common Stock, par value $0.0001 per share, of Company (the “Stock”) as “Closing Shares” as defined therein, upon the Closing of the transactions contemplated by the Farm-In Agreement;

WHEREAS, pursuant to Section 1.3(d) of the Farm-In Agreement, Closing (as defined in the Farm-In Agreement), is subject to entry into the Operating Agreement (as defined in the Farm-In Agreement), which the parties subsequently agreed could occur within ninety (90) days after Closing pursuant to that certain Amendment No. 2 Letter Agreement, dated November 15, 2024, entered into by and between Company and Purchaser;

WHEREAS, in order to consummate Closing as soon as possible, and ensure that the parties enter into the Operating Agreement in a timely manner following the Closing, Company and Purchaser desire to impose vesting restrictions on the Stock, such that the Stock shall be 100% unvested and subject to forfeiture by Company until such date as the parties enter into the Operating Agreement; and

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Issuance of Stock. Purchaser hereby agrees to purchase from Company and Company agrees to issue and sell to Purchaser the Stock. The consideration for the Stock will be Purchaser’s assignment of the “Designated Interests” (as defined in the Farm-In Agreement) to Company in accordance with, the Farm-In Agreement. The closing of such sale and purchase shall occur immediately upon execution of this Agreement.

2. Unvested Share Cancellation. 100% of the Stock (the “Unvested Shares”) shall be subject to cancellation and forfeiture as described in this Section 2 (the “Unvested Share Cancellation”).

(a) Vesting of Unvested Shares. The Unvested Shares will vest upon the entry by Company and Purchaser into the Operating Agreement (as defined in the Farm-In Agreement) in substantially the form agreed upon by the parties as of the date hereof.

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(b) Automatic Exercise of Unvested Share Cancellation. In the event the Company and Purchaser do not enter into the Operating Agreement in substantially the form agreed upon by the parties as of the date hereof within ninety (90) days of the Effective Date of this Agreement, all of the Unvested Shares shall be automatically cancelled and forfeited by Company without any notice to, or further action by Purchaser.

(c) Legends. Company may place a legend referencing the Unvested Share Cancellation on any certificate representing Stock subject to the Unvested Share Cancellation.

3. RESERVED

4. RESERVED.

5. Restrictions on Transfer. Purchaser may not sell, Transfer, pledge or otherwise dispose of any Unvested Shares still subject to the Unvested Share Cancellation.

6. Stock Dividends, Etc. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of Company, then in such event any and all new substituted or additional securities to which Purchaser is entitled by reason of Purchaser’s ownership of the Stock acquired pursuant to this Agreement shall be considered Stock and shall be immediately subject to the Unvested Share Cancellation and all other terms of this Agreement to the same extent as the Stock owned by Purchaser immediately before such event.

7. Legends. All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

(a) “THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A MARKET STAND-OFF AGREEMENT BETWEEN COMPANY AND THE ORIGINAL STOCKHOLDER. THIS AGREEMENT IS BINDING UPON TRANSFEREES. A COPY OF THE AGREEMENT IS ON FILE WITH THE SECRETARY OF THE ISSUER.”

(c) Any legend required to be placed thereon under applicable state securities laws.

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8. Representations and Warranties. In connection with the proposed purchase of the Stock, Purchaser hereby agrees, represents and warrants as follows:

(a) Purchaser is purchasing the Stock solely for Purchaser’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Purchaser is aware of Company’s business affairs and financial condition and has acquired sufficient information about Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser further represents and warrants that Purchaser has discussed Company and its plans, operations and financial condition with its officers, has received all such information as Purchaser deems necessary and appropriate to enable Purchaser to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of Company in response to all inquiries in respect thereof.

(c) Purchaser realizes that Purchaser’s purchase of the Stock will be a highly speculative investment, and Purchaser is able, without impairing Purchaser’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of Purchaser’s investment.

(d) Company has disclosed to Purchaser that:

(i) The sale of the Stock has not been registered under the Securities Act, and the Stock must be held indefinitely unless a Transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that Company is under no obligation to register the Stock;

(ii) Company will make a notation in its records of the aforementioned restrictions on Transfer and legends.

(e) Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a non‑public offering subject to the satisfaction of certain conditions, including among other things: the resale occurring not less than six months from the date Purchaser has purchased and paid for the Stock; the availability of certain public information concerning Company; the sale being through a broker in an unsolicited “broker’s transaction” or in a transaction directly with a market maker; and limitations on the amount of Stock that may be sold during any three‑month period. Purchaser further represents that Purchaser understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

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(f) Without in any way limiting Purchaser’s representations and warranties set forth above, Purchaser further agrees that Purchaser shall in no event make any disposition of all or any portion of the Stock which Purchaser is purchasing unless and until:

(i) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii) Purchaser shall have (1) notified Company of the proposed disposition and furnished Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by Company, furnished Company with an opinion of Purchaser’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of Purchaser’s counsel shall have been concurred in by counsel for Company, and Company shall have advised Purchaser of such concurrence.

9. “Market Stand-Off” Agreement. Purchaser hereby agrees that in connection with any underwritten public offering by Company, during the period of duration (not to exceed 180 days) specified by Company and an underwriter of Common Stock following the effective date of the Registration Statement of Company filed under the Securities Act with respect to such offering, he or she will not, to the extent requested by Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise Transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Company held by him or her at any time during such period except Common Stock included in such registration. If requested by such underwriter, Purchaser agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

10. Escrow. As security for Purchaser’s faithful performance of the terms of this Agreement and to insure the availability for delivery of the Stock upon exercise of the Unvested Share Cancellation herein provided for, Purchaser agrees to deliver to and deposit with Company one Stock Assignment duly endorsed (with date and number of shares blank) in the form attached hereto as Attachment 1, together with the certificate or certificates evidencing the Stock, if issued by Company.

11. Transfers in Violation of Agreement. Company shall not be required (i) to Transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Stock shall have been so Transferred.

12. Rights as Stockholder. Subject to the provisions of this Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of Company with respect to the Stock deposited in escrow.

13. Election Under Section 83(b) of the Code.

(a) Purchaser understands that, if the Stock is subject to a “substantial risk of forfeiture,” Section 83 of the Code will tax as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date the risk of forfeiture lapses. In this context, the Stock may be subject to a substantial risk of forfeiture in the form of the Unvested Share Cancellation. Purchaser understands that he or she may elect to be taxed at the time the Stock is purchased rather than when and as the Unvested Share Cancellation expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service (the “IRS”) within 30 days from the date of purchase. Even if the fair market value of the Stock equals the amount paid for the Stock, the election must be made to avoid adverse tax consequences in the future. Purchaser understands that failure to make this filing on a timely basis will result in the recognition of ordinary income by Purchaser as the Unvested Share Cancellation lapses.

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(b) AN ELECTION UNDER SECTION 83(b) MUST BE FILED WITHIN 30 DAYS AFTER THE DATE ON WHICH PURCHASER PURCHASES STOCK. THIS TIME PERIOD CANNOT BE EXTENDED. PURCHASER ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(B) ELECTION IS PURCHASER’S SOLE RESPONSIBILITY, EVEN IF PURCHASER REQUESTS COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

(c) Purchaser shall notify Company in writing if Purchaser files an election pursuant to Section 83(b). Company intends, in the event it does not receive from Purchaser evidence of such filing, to claim a tax deduction for any amount which would be taxable to Purchaser in the absence of such an election.

14. Miscellaneous.

(a) Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) Notice. Any and all notices, requests, demands, or other communications provided for hereunder, shall be given in writing by personal service, by registered or certified mail, postage prepaid, overnight delivery service, delivery charges prepaid, or by email, facsimile or other electronic means addressed to the intended recipients at the address as set forth on the signature page(s) hereof or at such other addresses as the intended recipients may have designated in written notices to the other parties hereto. A notice shall be deemed to have been received when personally served or delivered or five (5) days after being mailed, or one (1) day after being sent by overnight delivery service or by email, facsimile or other electronic means.

(c) Consent to Electronic Stockholder Notices. Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or Company’s Certificate of Incorporation or Bylaws (“Corporate Communications”) by email or any other electronic means. Purchaser hereby consents to receive such documents and notices by such electronic delivery and agrees to participate through an on-line or electronic system established and maintained by Company or a third party designated by Company. Purchaser shall have the right to have the Corporate Communications provided or made available in paper or other non-electronic form by giving written notice to Company pursuant to Section14(b). Purchaser shall also have the right to withdraw the consent granted hereby by giving written notice to Company pursuant to Section14(b).

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(d) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Company and, subject to the restrictions on Transfer herein set forth, be binding upon Purchaser, Purchaser’s heirs, executors, administrators, successors and assigns.

(e) Applicable Law; Entire Agreement; Amendments. This Agreement, together with the attachments hereto, shall be governed by and construed in accordance with the laws of the State of Utah as it applies to agreements between Utah residents, entered into and to be performed entirely within Utah and constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(f) Right to Specific Performance. Purchaser agrees that Company shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to Company.

(g) Severability. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(h) Arbitration. Any dispute or claim arising out of this agreement will be subject to final and binding arbitration. One arbitrator who is a member of the JAMS/Endispute (“JAMS”), and will be governed by the Commercial Arbitration Rules of the JAMS will conduct the arbitration. The arbitration will be held in Utah, and the arbitrator will apply Utah substantive law in all respects. The arbitrator shall have all authority to determine the arbitrability of any claim and enter a final, binding judgment at the conclusion of any proceedings. Any final judgment only may be appealed on the grounds of improper bias or improper conduct of the arbitrator. The party prevailing in the resolution of any claim will be entitled, in addition to such other relief as may be granted, to an award of all attorney’s fees and costs incurred in the claim, without regard to any statute, schedule, or rule of court purported to restrict such award.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PURCHASER	COMPANY

HEAVY SWEET OIL LLC	LAFAYETTE ENERGY CORP

Steven Byle, Chairman and CEO	Michael L. Peterson
President and Chief Executive Officer

SIGNATURE PAGE TO
RESTRICTED COMMON STOCK PURCHASE AGREEMENT

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Attachment 1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, Heavy Sweet Oil LLC, hereby sells, assigns and transfers unto _______________________ _____________________ shares of the Common Stock of Lafayette Energy Corp, a Delaware corporation, standing in the undersigned’s name in book entry in the Company’s records, and does hereby irrevocably constitute and appoint the Secretary and Chief Executive officer of the Company each as attorney to transfer the said stock on the books of the said Company with full power of substitution in the premises.

Dated:  ____________________

HEAVY SWEET OIL LLC

Steven Byle Chairman and CEO

Instruction:  Please sign but do not fill in any other blanks.  The purpose of this assignment is to enable Company to exercise its cancellation rights as set forth in the Agreement without requiring additional signatures on the part of the Stockholder.

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APPENDIX 8

SCHEDULE OF LEASES REQUIRING CONSENT TO ASSIGNMENT

None.

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